SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 18, 2002

                COMBINED PENNY STOCK FUND, INC.
(Exact name of registrant as specified in its charter)

Colorado	811-03888	84-0913744
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

6180 Lehman Drive, Suite 103, Colorado Springs, Colorado 80918
(Address of principal executive offices)              (Zip Code)

Registrant's telephone number, including area code: (719) 593-2111

___________________________________________________
(Former name or former address, if changed since last report)

ITEM 4.       CHANGES IN REGISTRANT'S INDEPENDENT PUBLIC ACCOUNTANTS

       Effective October 18, 2002, the Company's Board of Directors approved a change in the Company's independent accountant. The independent accountant who resigned effective as of October 18, 2002 and had been previously engaged as the principal accountant to audit the Company's financial statements was Stockman Kast Ryan & Company, LLP. The audit reports of Stockman Kast Ryan & Company, LLP on the consolidated financial statements of the Company as of and for the years ended September 30, 2001, 2000, 1999, 1998, 1997 and 1996 did not contain an adverse opinion or disclaimer of opinion, or were qualified or modified as to uncertainty, audit scope, or accounting principles.

       In connection with the audits of the Company's financial statements for the fiscal years ended September 30, 2001, 2000, 1999, 1998, 1997 and 1996, and in connection with the subsequent interim period up to the date of resignation, there were no disagreements with Stockman Kast Ryan & Co., LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Stockman Kast Ryan & Co., LLP, would have caused Stockman Kast Ryan & Co., LLP to make reference to the matter in their report. Stockman Kast Ryan & Co., LLP has not reported on financial statements for any subsequent periods after September 30, 2001.

       The Company has retained the accounting firm of Ehrhardt Keefe Steiner & Hottman PC to serve as the Company's independent accountant to audit the Company's financial statements. Prior to its engagement as the Company's independent accountant, Ehrhardt Keefe Steiner & Hottman PC had not been consulted by the Company either with respect to the application of accounting principles to a specific transaction or the type of audit opinion that might be rendered on the Company's financial statements or on any matter that was the subject of any prior disagreement between the Company and its previous certifying accountant. The engagement of Ehrhardt Keefe Steiner & Hottman PC was effective on October 18, 2002.

       The Company has provided a copy of the foregoing disclosures to Stockman Kast Ryan & Co., LLP and has requested that Stockman Kast Ryan & Company, LLP furnish it with a letter addressed to the Commission stating whether it agrees with the above statements.

ITEM 7:       EXHIBITS
(c)	Exhibit
Item	Title
18.0

Pursuant to Item 304(a)(3) of Regulation S-B, Section 228.304(a)(3) of the Regulations under the Securities Exchange Act of 1934, as amended, the Registrant will furnish the letter of Stockman Kast Ryan & Co., LLP, former accountants to the Company, within ten (10) days.

SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMBINED PENNY STOCK FUND, INC.
Date: October 18, 2002	By: /s/ John R. Overturf, Jr. John R. Overturf, Jr., President